EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-24621, 33-54577, 33-31812, 33-63273, 33-54583, 333-58039, 333-69726, 333-100342, 333-111214 and 333-111215) of Dell Inc. (formerly Dell Computer Corporation) of our report dated March 3, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Austin, Texas
March 3, 2005